EXHIBIT (i)(2)



                                CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 97 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated August 11, 2003, which was filed as Exhibit (i) to Post-Effective Amendment No. 91.


                                  /s/ Deidre E. Walsh
                                  Deidre E. Walsh, Esq.
September 17, 2004
Boston, Massachusetts